EXHIBIT 99.1
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                                                                       VERINT

PRESS RELEASE

CONTACTS

Investor Relations
Alan Roden
(631) 962-9304
alan.roden@verintsystems.com


         VERINT SYSTEMS FILES REGISTRATION STATEMENT FOR PUBLIC OFFERING

           MELVILLE, N.Y., MAY 19, 2003 - Verint Systems Inc. (NASDAQ: VRNT), a leading provider of analytic software-based solutions for communications interception, digital video security and surveillance, and enterprise business intelligence, today announced that it has filed a registration statement with the Securities and Exchange Commission for a proposed public offering by the Company of 5,000,000 shares of its common stock. Comverse Technology Inc., which is a majority stockholder of Verint, is not selling shares in the offering.

           The Company has granted the underwriters an option to purchase up to an additional 750,000 shares solely to cover over-allotments. Lehman Brothers will manage the offering. J.P. Morgan Securities Inc., U.S. Bancorp Piper Jaffray and Morgan Keegan & Company are serving as co-managing underwriters. When available, a copy of the preliminary prospectus may be obtained from the offices of Lehman Brothers, c/o ADP Financial Services, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717, phone: 631-254-7106, fax:
631-254-7268, email: niokioh_wright@adp.com.

           A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.